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                                                                  EXHIBIT 23.2

KPMG Peat Marwick LLP
     2400 First Indiana Plaza
     135 North Pennsylvania Street
     Indianapolis, IN 46204-2452

The Board of Directors
Victory Waste Incorporated:

     We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG Peat Marwick LLP
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KPMG Peat Marwick LLP
Indianapolis, Indiana
October 2, 1995